Exhibit 99.1

BJ’s Restaurants, Inc. Opens in Allen, TX; Management to Present at the RBC Capital Markets Consumer Conference

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--September 9, 2009--BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its newest restaurant in Allen, TX, a Dallas suburb, on September 8, 2009. The new BJ’s Restaurant & Brewhouse is located at 190 E. Stacy Road, at the southeast corner of I-75 and Stacy Road, in a shopping and entertainment destination known as The Village at Allen. The restaurant is approximately 9,000 square feet and contains seating for approximately 280 guests and features BJ’s extensive menu, including BJ’s signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are very excited to open BJ’s 87th restaurant in Allen,” commented Jerry Deitchle, Chairman and CEO. “This new restaurant is our 15th location in the state of Texas and our sixth restaurant in the Dallas-Fort Worth Metroplex. We also have two additional restaurants currently under construction in the Metroplex. To date, we have opened five new BJ’s restaurants during fiscal 2009. We remain on track to open five more restaurants before the end of the year and thereby achieve our stated goal to increase our total restaurant operating weeks by approximately 15% for the full year.” Investors are reminded that the actual number and timing of new restaurant openings for any given period is subject to a number of factors outside of the Company’s control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

The Company also announced that management will be attending the upcoming RBC Capital Markets Consumer Conference at the New York Palace Hotel in New York, New York. The Company will be hosting a series of investor meetings at the conference on Thursday, September 17, 2009.

BJ’s Restaurants, Inc. currently owns and operates 87 casual dining restaurants under the BJ’s Restaurant & Brewery, BJ’s Restaurant & Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates several microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (45), Texas (15), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 45 of our current 87 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission. BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400